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                                                                    Exhibit 21.1


                            CTI GROUP (HOLDINGS) INC.

                              List of Subsidiaries
                              as of March 31, 1998

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

         Name                                                   State of Incorporation
         ----                                                   ----------------------
CTI Delaware Holdings Inc.                                             Delaware

CTI Data Solutions (USA) Inc.                                          Delaware

CTI Soft-Com Inc.                                                      Delaware

Telephone Budgeting Systems Inc.                                       New York

Plymouth Communications Inc.                                           Delaware


         Name                                                          Country
         ----                                                          -------

CTI Data Solutions Ltd.                                                United Kingdom
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